UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

To

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-REX Acquisition Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7301 NW 4th Street Suite 102 Plantation FL	33317
(Address of principal executive offices)	(Zip Code)

(954) 742-3001
(Registrant’s Telephone Number, Including Area Code)

Shawn Perez Esq.

c/o T-REX Acquisition Corp.

7121 W Craig Rd #113 38

Las Vegas, Nevada 89129

(949-632-9752)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Burrell Law, P.C.

Attn: James S. Burrell, II, Esq.

246 Fifth Avenue, 3rd Floor

New York, New York 10001-7603

(347) 620-6398

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST__, 2022

Preliminary Prospectus

T-REX ACQUISITION CORP.

6,530,267 Shares of Common Stock

$9,795,400.50 ($1.50 per share)

This prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 6,530,267 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including (i) an  aggregate of 747,837 shares acquired by those selling stockholders who purchased the Company’s common stock and warrants pursuant to a Securities Purchase Agreement (defined below) (the “PIPE Investors”), (ii) an aggregate of 747,837 shares issuable upon the exercise in full of warrants (the “PIPE Warrant Shares”), (iii) an aggregate of 2,437,500 shares of the Company’s common stock issuable upon the exercise of warrants held by the remaining Selling Stockholders (the “Non-PIPE Warrant Shares”) (assuming the Warrants are exercised in full without regard to any exercise limitations therein), and (iii) 2,597,093 shares of common stock, including common stock owned by the Company’s long term investors and beneficially owned by certain directors and current executive officers of the Company.

On or around May 6, 2022, we issued to the PIPE Investors in a private placement transaction pursuant to a Securities Purchase Agreement, dated November 10, 2021, between us and the PIPE Investors (the “Securities Purchase Agreement”). We are registering the resale of the PIPE Warrant Shares, and the common shares held by the PIPE Investors to satisfy certain registration rights we granted in connection with the Securities Purchase Agreement. Additionally, we are registering the resale of 2,597,093 shares held by long-term shareholders of the Company, including without limitation 552,500 shares held by Frank Horkey, who serves as our President and Chief Executive Officer and as a director of the Company, 147,949 shares held by Lazarus Asset Management LLC and 161,265 shares held by Squadron Marketing LLC, who are consultants to the Company, and. For more information concerning the PIPE Investors, see “The Private Placement Transactions” in this prospectus.

The Company’s common stock is quoted on the OTC Markets Group, Inc.’s “Pink” tier under the symbol “TRXA.” On July 28, 2022, the last reported sale price per share of our common stock was $0.60 for a total volume of 150 shares. We urge prospective purchasers of our common stock to obtain current information about the market prices for our common stock. The Shares may be offered and sold by the selling stockholders at a fixed price of $1.50 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Although we intend to pursue an application for listing on the OTCQB tier, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB tier. The Company will not receive any proceeds from the sale of the Shares by the selling stockholders, although the Company will receive the proceeds from any cash exercise of the Warrants. Additional information on the selling stockholders, and the times and manner in which they may offer and sell the Shares, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders will bear all broker or similar commissions, if any, attributable to their respective sales of the Shares pursuant to this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you make an investment decision to invest in our common shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August___ , 2022

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which the selling stockholders may offer from time to time up to an aggregate of 6,530,267 Shares in one or more offerings. If required, each time the selling stockholders offer Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Shares offered by the selling stockholders, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we file with the Commission are available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We maintain a website at https://trex-acq.com/ where you may also access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common shares. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed on October 6, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 15, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed on February 26, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 23, 2022 and,

•	Our Current Reports on Form 8-K, filed on March 14, 2022.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at https://trex-acq.com. Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus contained in the registration statement of which this prospectus forms a part but not delivered with the prospectus. If you would like a copy of any of these documents, at no cost, please call us at (954)742-3001.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995.

These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. We cannot assure you that any such forward-looking statement, projection, forecast or estimate contained herein can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus from our filings with the Commission listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that may be important to you and your investment decision. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “the Company,” “T-Rex,” “we,” “us” and “our” refer to T-REX Acquisition Corp., a Nevada corporation, individually, or as the context requires, collectively with its consolidated subsidiaries.

T-REX Acquisition Corp.

We are an emerging technology company focused on the various verticals with the cryptocurrency industry and related intangible assets that are connected to distributed ledger technologies.  Through our operating subsidiary, Raptor Mining, we are engaged in the cryptocurrency mining, which is the process of receiving cryptocurrency rewards for securing particular distributed ledger platforms.  Our first cryptocurrency mining operation is located in Tampa, Florida, and the first distributed ledger platform that we are securing is Bitcoin.

T-Rex is a holding company with the following subsidiaries: Raptor Mining LLC, a Florida limited liability company (“Raptor Mining”); Megalodon Mining and Electric, LLC a Florida limited liability company(“Megalodon”); and TRXA Merger Sub, Inc., an inactive Delaware corporation (“Merger Sub”).

Corporate Information

The Company was incorporated in Nevada on January 15, 2008 under the name Plethora Resources, Inc. On May 28, 2009, the Company changed its name to Sync2 Networks Corp. after changing its operating business through the acquisition of Sync2 International. On October 9, 2013, the Company filed a Form 14(c) pursuant to which the Company adopted its current name and stock symbol, “TRXA”, which trades on the OTC Market Group, Inc. Pink tier. After forming our wholly owned subsidiary Raptor Mining in July 9, 2021, we became an operating company.

Our principal executive office is located at 7301 NW 4th Street, Plantation, Florida 33322 and our telephone number is (954)742-3001. Our website is https://trex-acq/com. Information contained on our website is not part of this prospectus, and our website address is included in this prospectus as inactive textual references only.

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The Offering

Common Stock Offered by Selling Stockholders:

This prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 6,530,267 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including (i) an  aggregate of 747,837 shares acquired by those selling stockholders who purchased the Company’s common stock and warrants pursuant to a Securities Purchase Agreement (defined below) (the “PIPE Investors”), (ii) an aggregate of 747,837 shares issuable upon the exercise in full of warrants (the “PIPE Warrant Shares”), (iii) an aggregate of 2,437,500 shares of the Company’s common stock issuable upon the exercise of warrants held by the remaining Selling Stockholders (the “Non-PIPE Warrant Shares”) (assuming the Warrants are exercised in full without regard to any exercise limitations therein), and (iii) 2,597,093 shares of common stock, including common stock owned by the Company’s long term investors and beneficially owned by certain directors and current executive officers of the Company.

The PIPE Warrant Shares and the Non-PIPE Warrant Shares (collectively, the “Warrant Shares”) are issuable upon the exercise, as applicable, of the warrants we issued to certain of the selling stockholders in private placements pursuant to the Securities Purchase Agreement. For more information, see “The Private Placement Transactions.”

Offering Price:

The Shares may be offered and sold by the Selling Stockholders at a fixed price of $1.50 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Common Stock Outstanding After the Offering:	22,759,289 shares(1), which includes 3,185,337 Warrant Shares.
Use of Proceeds:	We will not receive any proceeds from the sale of Shares by the selling stockholders; however, we will receive the proceeds from any cash exercise of the warrants.
Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 10.

Market for our Shares:	Our common stock is quoted on the OTC Markets, Inc. Pink tier under the symbol “TRXA.”

(1)

The number of common shares to be outstanding immediately after this offering is based on 19,573,952 shares of common stock outstanding as of June 30, 2022 and reflects the number of common shares that will be outstanding assuming that the selling stockholders exercise all of the warrants held by them into 3,185,337 common shares (without regard to any conversion limitations therein).

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed on October 6, 2021 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the Commission and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our Commission filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

General Risks

We have a history of operating losses, and we may not be able to achieve or sustain profitability; we have recently shifted our focus to our blockchain and cryptocurrency mining business, and we may not be successful in this business.

We are not profitable and have incurred losses. We expect to continue to incur losses for the foreseeable future, and these losses could increase as we continue to work to develop our business. Prior to July 2021, we did not have any operations.  In July 2021, we determined to pursue a blockchain and cryptocurrency related business. Currently, our primary operations are focused on our cryptocurrency mining business located in Tampa, Florida. Our current strategy is new and unproven, is in an industry that is itself new and evolving, and is subject to the risks discussed below. This strategy, like our prior ones, may not be successful, and we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

If, pursuant to our co-location mining services agreement (the “Ace Host Agreement”) with Ace Host (“Ace Host”), Ace Host cannot or will not supply sufficient electric power for us to operate our new miners, we may be required to relocate some or all of our miners to an alternate facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We have made a significant capital investment in new next generation miners because we believe we will be able to operate them to mine Bitcoin and other cryptocurrencies at prices advantageous to us. We believe, based on information presently available to us, that the Ace Host Agreement provides many advantages as opposed to other alternative arrangements. If we are required to deploy or move our miners from Ace Host to another mining facility, we may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational, and financial resources and systems, as well as on our management team. Any further growth or increase in the number of our strategic relationships may place additional strain on our managerial, operational, and financial resources and systems. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational, and financial resources and systems, our business and financial results would be materially harmed.

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Significant contributors to the Bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations.

A small group of individuals contribute to the Bitcoin Core Project on GitHub.com, which is a leading source of quasi-governance that works to ensure that the Bitcoin blockchain remains decentralized and governed by consensus. According to its website, “Bitcoin Core is an open source project which maintains and releases Bitcoin client software called ‘Bitcoin Core.’ It is a direct descendant of the original Bitcoin software client released by Satoshi Nakamoto after he published the famous Bitcoin whitepaper.” Bitcoin Core is powered by an open-source development community, but it is maintained by a small group of maintainers and leading contributors.

This group of contributors can propose refinements or improvements to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums.

The open-source structure of the Bitcoin network protocol may result in inconsistent and perhaps even ineffective changes to the Bitcoin protocol. Failed upgrades or maintenance to the protocol could damage the Bitcoin network, which could adversely affect our business and the results of our operations.

The Bitcoin network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open-source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer of the Bitcoin Core project on GitHub, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we are mining on may adversely affect an investment in us.

If demand for Bitcoin declines, or if another cryptocurrency replaces Bitcoin as the most prominent cryptocurrency, our business and the results of our operations could suffer materially.

Although Bitcoin is presently the most prominent cryptocurrency, it is possible that another cryptocurrency could supplant it as the most prominent cryptocurrency, which could have a materially negative effect of the demand for Bitcoin and, therefore, on its conversion spot price. Alternatively, the demand for Bitcoin may fall for other reasons unknown to the Company. Bitcoin represents the Company’s largest cryptocurrency asset, so any substantial and sustained reduction in its conversion spot price would negatively impact its value as an asset.

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Further, the Company has acquired and deployed miners that make use of application-specific integrated circuit (ASIC) chips, which are currently designed only to mine for Bitcoin. If the demand for Bitcoin experiences a sustained and substantial reduction and the conversion spot price of Bitcoin falls correspondingly, we may not be able to continue to mine Bitcoin and we may be forced to reconfigure our existing miners or acquire replacement miners capable of mining other, more profitable cryptocurrencies at that time. We expect to incur significant costs in connection with any such reconfiguration or to acquire replacement miners; further, we will likely be unable to continue to operate our miners during any such reconfiguration or replacement process. These added costs and such an interruption to our business operations could have a material negative effect on our business, and our stock price may suffer.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets.  We may move our digital assets to various exchanges to exchange them for fiat currency, which will require us to rely on the security protocols of these exchanges to safeguard our digital assets. While these exchanges purport to be secure, and while we believe them to be so, no security system is perfect and malicious actors may be able to intercept our digital assets while we are in the process of selling them via such exchanges. Given the growth in their size and their relatively unregulated nature, we believe these exchanges will become a more appealing target for malicious actors. To the extent we are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our stock price.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that the Company’s activities cause it to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the Company’s activities cause it to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. The Company will continue to monitor for developments in such legislation, guidance or regulations.

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Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company or any subsidiary subject to such regulatory requirements. Any such action may adversely affect an investment in us.

Current regulation of the exchange of Bitcoin under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of Bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”) is unclear with respect to the exchange of Bitcoin. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodities Futures Tradition Commission (“CFTC”), which oversees the CEA much like the SEC oversees the Securities Act and the Exchange Act, may impact the classification of Bitcoin and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, Bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoin under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. As of the date of this prospectus, no CFTC orders or rulings are applicable to our business.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for Bitcoin and our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

To date, the COVID-19 outbreak has not had a material adverse impact on our operations. However, the future impact of the COVID-19 or any other pandemic outbreak is highly uncertain, cannot be predicted and there is no assurance that such outbreaks will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken by federal and state governments.

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Our future success will depend in large part upon the value of Bitcoin and if we are not able to mine Bitcoin and sell it at prices favorable to us, the results of our operations will suffer.

As previously disclosed, our operating results will depend in large part upon the value of Bitcoin because it’s the primary cryptocurrency we currently mine. Specifically, our revenues from our Bitcoin mining operations are based upon two factors: (1) the number of Bitcoin rewards we successfully mine and (2) the value of Bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin.

Risks Related to an Investment in Our Securities

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our common stock may be categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock may be categorized as “penny stock.” The Commission has adopted Rule 15g-9 under the Exchange Act, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and, unless we qualify for an exception, may be considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules, if applicable to us, would require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

14

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or indemnification agreements we have entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties; and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of common stock in the future, which could cause significant dilution to all stockholders.

The Board of Directors has resolved to amend the Company’s Articles of Incorporation to authorize, among other things, the issuance of up to 350,000,000 shares of common stock, with a par value of $0.001 per share. As of June 30, 2022, we had 19,573,952 shares of common stock outstanding; however, we may issue additional shares of common stock in the future in connection with a financing or an acquisition. Any issuance of additional shares of our common stock, or securities convertible into our common stock, including but not limited to, warrants, options, and convertible promissory notes, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Anti-takeover effects of certain provisions of Nevada state law may hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

15

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Because we do not intend to pay any cash dividends in the foreseeable future on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Failure to execute our strategies could result in impairment of goodwill or other intangible assets, which may negatively impact profitability.

We evaluate goodwill for impairment on an annual basis or more frequently if impairment indicators are present based upon the fair value of each reporting unit. We assess the impairment of other intangible assets on an annual basis, or more frequently if impairment indicators are present, based upon the expected future cash flows of the respective assets. These valuations include management’s estimates of sales, profitability, cash flow generation, capital structure, cost of debt, interest rates, capital expenditures, and other assumptions. Significant negative industry or economic trends, disruptions to our business, inability to achieve sales projections or cost savings, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets or in entity structure, and divestitures may adversely impact the assumptions used in the valuations. If the estimated fair value of our reporting units changes in future periods, we may be required to record an impairment charge related to goodwill or other intangible assets, which would reduce earnings in such period.

16

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Shares by the selling stockholders. If any of the Warrants are exercised for cash, we intend to use the proceeds for general working capital purposes.

17

THE PRIVATE PLACEMENT TRANSACTIONS

The Securities Purchase Agreements

On November 10, 2021, we entered into a Securities Purchase Agreement with certain of the selling stockholders pursuant to which we sold to such selling stockholders $560,875 in aggregate principal amount of our common stock (which we refer to as the “Shares”) and warrants to purchase shares of our common stock (which we refer to as the “PIPE Warrants”), exercisable at any time before the close of business on December 31, 2024. The PIPE Warrants are comprised of 747,837 warrants with an exercise price of $1.50 per share.

We closed the transactions contemplated by the Securities Purchase Agreement. We issued the securities contemplated under the Securities Purchase Agreement in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

The Registration Rights Agreements

On November 10, 2021, in connection with the closing of the transactions contemplated by the Securities Purchase Agreement, we entered into substantially similar Registration Rights Agreements the selling stockholders who are parties to the Securities Purchase Agreement. With respect to the selling stockholders who are party to the Securities Purchase Agreement, we are obligated to file a registration statement registering the resale of (i) their Warrant Shares, (ii) any Shares issuable under the terms of the Securities Purchase Agreement, and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization, or similar event with respect to the foregoing.

Pursuant to the Registration Rights Agreements, we agreed to file the registration statement(s) no later than the earlier of (a) 180-days after an initial public offering by the Company or (b) twelve (12) months after effective date of the Registration Rights Agreement. Furthermore, we agreed to grant the parties to the Securities Purchase Agreement a “piggy-back” registration right upon at least 10-day notice prior to the Company’s filing of a registration statement (or confidential submission in draft form) with the SEC.

Warrants Issued to Management and Consultants

On May 26, 2022, the Company issued to Frank Horkey Class C warrant to purchase 250,000 shares of the Company’s common stock for a period of three years at an exercise price of $1.50 commencing upon the effective date of the Company’s registration statement as part of his executive compensation during the 2021 fiscal year.

On May 26, 2022, the Company issued to both Peter S. Chung and Timothy B Ruggiero Class C warrants for each to purchase 500,000 shares of the company’s common stock for a period of three years at an exercise price of $1.50 commencing upon the effective date of the Company’s registration statement related to consulting services during the 2021 fiscal year

On June 25, 2022, Frank Horkey and Michael Christiansen were each issued 250,000 class C warrants to purchase 250,000 shares of the company’s common stock for a period of three years at an exercise price of $1.50 commencing upon the effective date of the Company’s registration statement for serving on the Company’s Board of Directors for the upcoming 2022 fiscal year.

On June 25, 2022, Peter S Chung and Timothy B Ruggiero were each issued a class C warrant to purchase 250,000 shares of the company’s common stock for a period of three years at an exercise price of $1.50 commencing upon the effective date of the Company’s registration statement for serving on the Company’s Advisory Board for the upcoming 2022 fiscal year.

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Common Shares Issued to Members of the Board of Directors

On July 1, 2022, the Board of Directors of the Company reappointed Frank Horkey and appointed Michael Christiansen to our Board of Directors. In connection with their respective appointments, we entered into agreements with Frank Horkey and Michael Christiansen pursuant to which, among other things, the Company issued in a private placement 250,000 restricted shares of the Company’s common stock to each director, subject to a vesting schedule.

We issued the shares described above to Frank Horkey and Michael Christiansen in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

For more information about the selling stockholders, see “Selling Stockholders.”

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SELLING STOCKHOLDERS

The prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to 6,530,267 Shares, including (i) 5,034,593 common shares beneficially owned by long term shareholders of the Company’s common stock, which include 1,450,000 shares of common stock beneficially owned by certain of our directors and current executive officers, (ii) 747,837 shares issued to the PIPE Investors, and (iii) 747,837 shares of common stock issuable upon the exercise in full of warrants held by the PIPE Investors (without regard to any conversion limitations therein).

When we refer to the “selling stockholders” in this prospectus, we mean the entities or persons listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

We will not receive any proceeds from the sale of the Shares offered by the selling stockholders; however, we will receive the proceeds from any cash exercise of the warrants.

We are unable to determine the exact number of Shares that will actually be sold by the selling stockholders according to this prospectus due to:

•	the uncertainty as to the number of warrant shares that will ultimately be issued to the selling stockholders upon the exercise of the warrants; and

•	the ability of the selling stockholders to determine when and whether they will sell any of the warrant shares they receive upon exercise, as applicable, under this prospectus.

The Shares covered by this prospectus are being registered to permit public sales of such securities, and the selling stockholders may offer the Shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of such securities. We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities upon the exercise of the Warrants, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

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The following table sets forth, based on information provided to us by the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days of June 30, 2022 through vesting, the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, none of the selling stockholders are a broker-dealer or an affiliate of a broker- dealer.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)	Shares of Common Stock being Offered	Number of Shares to be Beneficially Owned by Selling Shareholders after the Offering(2)	Percent of Total Issued & Outstanding Shares(3)
Frank Horkey(4)	1,450,000	552,000	898,000	3.95%
Peter Chung	1,260,362	826,554	433,808	1.91%
Timothy B Ruggiero Profit Sharing Plan	1,141,109	769,078	372,031	1.63%
Michael Christiansen(5)	500,000	162,500	337,500	1.48%
Squadron Marketing LLC(6)	1,075,100	161,265	913,835	4.02%
Lazarus Asset Management LLC(7)	986,328	147,949	838,379	3.68%
Paul Lajoie / Legacy Relations, LP	266,668	266,668	0	0.00%
Braden James	266,668	266,668	0	0.00%
Joseph Womack	266,668	266,668	0	0.00%
Kevin Gray / Gray Family Concepts, LLC	266,668	266,668	0	0.00%
Lawrence Moskowitz	533,334	193,334	340,000	1.49%
Leanne Gonzalez	700,000	105,000	595,000	2.61%
Cat's Tales Productions LLC	690,000	103,500	586,500	2.58%
Timothy B Ruggiero, Jr.	675,000	101,250	573,750	2.52%
Thomas Stephens	685,000	128,250	556,750	2.45%
Vivia Joy Chin	637,875	95,681	542,194	2.38%
Alan Morgillo	618,000	105,450	512,550	2.25%
Andrew R. McKillop, Sr. TR	596,907	89,536	507,371	2.23%
Mitch Leitner	575,000	86,250	488,750	2.15%
Robb Titone	575,000	86,250	488,750	2.15%
Yvonne Chung	540,000	81,000	459,000	2.02%
Andrew Stern	500,000	75,000	425,000	1.87%
Ellis Kahn	500,000	75,000	425,000	1.87%
J. Ronald Hankins	500,000	85,000	415,000	1.82%
Ricardo Plummer	500,000	75,000	425,000	1.87%
Sheila Hoenermann EX	500,000	75,000	425,000	1.87%
Thomas Manz	500,000	75,000	425,000	1.87%
Sparta Road Ltd.	495,220	74,283	420,937	1.85%
Evoke Holdings LLC	133,334	133,334	0	0.00%
Crestline Consulting Group LLC	133,334	133,334	0	0.00%
John Bennett	100,000	15,000	85,000	0.37%
New Hudson Properties LLC	405,370	60,806	344,565	1.51%
Adam Brosius	400,000	60,000	340,000	1.49%
Squadron Marketing	274,379	41,157	233,222	1.02%
John Garrell	202,500	42,700	159,800	0.70%
Philip Dean	266,666	40,000	226,666	1.00%
James Stephenson Burrell, II	250,000	37,500	212,500	0.93%
Ronald Suster	235,076	35,261	199,815	0.88%
William Malenbaum	220,000	33,000	187,000	0.82%

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Allison Lee Chung	200,000	30,000	170,000	0.75%
Stress Free Capital Inc.	200,000	30,000	170,000	0.75%
Corporate Capital Group Int'l, Ltd.	200,000	30,000	170,000	0.75%
Marcela Vargas	190,000	28,500	161,500	0.71%
Tina Louise Chung	166,900	25,035	141,865	0.62%
Steven Brandenberg	150,000	21,000	129,000	0.57%
David Biasetti	100,000	15,000	85,000	0.37%
Frank Essner	100,000	15,000	85,000	0.37%
Tonia Pfannestiel	100,000	15,000	85,000	0.37%
Frank Grenier	90,000	13,500	76,500	0.34%
James Marshall	75,000	11,250	63,750	0.28%
James Marshal III	75,000	11,250	63,750	0.28%
Anthony Abbruzzese	250,000	196,875	53,125	0.23%
Leanne Kennedy	50,000	7,500	42,500	0.19%
Lenny S. Morales	50,000	7,500	42,500	0.19%
Jospeph Pizzolato	50,000	7,500	42,500	0.19%
Dean Julia	31,875	4,781	27,094	0.12%
Michael Trepita	31,875	4,781	27,094	0.12%
John Christopher Stickle	26,000	3,900	22,100	0.10%
Jeanne Irvine	25,000	3,750	21,250	0.09%
Andrea Acuna	25,000	3,750	21,250	0.09%
Scott Lucas	30,000	4,500	25,500	0.11%
Warren Diener	20,000	3,000	17,000	0.07%
Andrew Stowe	10,000	1,500	8,500	0.04%
Craig Ahlstrom and Lori Ahslstrom JTWROS	10,000	1,500	8,500	0.04%
Katherine Wilson	10,000	1,500	8,500	0.04%
Maria Diaz	10,000	1,500	8,500	0.04%
Alan J Morgillo	200	200	0	0.00%
Susan Morgillo	200	200	0	0.00%
Robert E. Wood Jr	200	200	0	0.00%
Rosemarie Manchio	200	200	0	0.00%
Joseph O Morgillo	200	200	0	0.00%
Debbie McKillop	100	100	0	0.00%
Drew McKillop	100	100	0	0.00%
William McKIllop	100	100	0	0.00%
Michelle McKillop	100	100	0	0.00%
Theresa McKillop	100	100	0	0.00%
Isabel McKIllop	100	100	0	0.00%
Matthew McKillop	100	100	0	0.00%
Charles Murray	100	100	0	0.00%
Ruth Van Tilborg	100	100	0	0.00%
Betty McKillop	100	100	0	0.00%
Lydia Barrow Hankins	100	100	0	0.00%
Micah Ronald Hankins	200	200	0	0.00%
Samuel Drake Hankins	100	100	0	0.00%

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Heather Lyn Hankins	100	100	0	0.00%
Luke Barrow Hankins	200	200	0	0.00%
Shelby Marie Hummel	100	100	0	0.00%
Joshua Michael Smith	100	100	0	0.00%
Aksia Ruth McKenzie	100	100	0	0.00%

(1)

Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to vesting within 60 days of June 30, 2022, options and warrants currently exercisable, or exercisable within 60 days of June 30, 2022 are counted as outstanding for computing the percentage of the person holding such shares, options, warrants or notes, but are not counted as outstanding for computing the percentage of any other person.

(2)

Assumes the sale of all Shares registered pursuant to this prospectus by the selling stockholder, although none of the selling stockholders is under any obligation known to us to sell any Shares at this time.

(3)

Based on 22,759,289 shares of the Company’s common stock consisting of the sum of (a) 19,573,952 shares issued and outstanding as of June 30, 2022 and (b) 3,185,337 shares that will be issued upon the Selling Stockholders’ exercise of all of their warrants.

(4)	Mr. Horkey serves as the Company’s CEO and President, and, as of the date of this filing, Mr. Horkey serves as the Company’s Chairman of the Board of Directors.

(5)	Mr. Christiansen was elected to the Company’s board of directors and Mr. Christiansen’s term began on July 1, 2022.

(6)	As of the date of this filing, Squadron Marketing LLC 's percentage ownership of the Company’s common stock is 5.49%.

(7)	As of the date of this filing, Lazarus Asset Management LLC’s percentage ownership of the Company’s common stock is 5.04%.

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PLAN OF DISTRIBUTION

The Shares may be offered and sold by the Selling Stockholders at a fixed price of $1.50 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of the Shares covered by this prospectus on any stock exchange, market, or trading facility on which our common stock is traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of Shares:

•	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

•	disposition in the over-the-counter markets;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

We do not know of specific arrangements by the Selling Stockholders for the sale of their Shares. The aggregate proceeds to the Selling Stockholders from any sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale; however, we will receive the proceeds from any cash exercise of Warrants.

The Selling Stockholders also may resell all or a portion of the Shares in reliance upon Rule 144 promulgated under the Securities Act or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of any such rule.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein. We will bear all costs, expenses, and fees in connection with the registration of the Shares. We will not be paying any underwriting discounts or commissions in this offering.

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DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Bylaws (the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Common Stock

As of the date of this filing, the Company is authorized to issue up to 350,000,000 shares of our common stock, par value of $0.001 per share. As of June 30, 2022, there were 19,573,952 shares of common stock issued and outstanding, 3,185,337 shares of common stock issuable upon the exercise of all our outstanding warrants.

Voting Rights

Holders of our common shares are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors.

Holders of our common shares do not have cumulative voting rights.

Liquidation

In the event of a liquidation, dissolution, or winding up of the Company, the holders of our common shares are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights

Holders of our common shares are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to our preferred stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions

Our common shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Trust Company(“EQ”) at 275 Madison Avenue, 34th Floor, New York, New York 10016. EQ can be contacted at (720) 355-1661.

Listing

Our common stock is quoted on the OTC Markets Group, Inc.’s Pink tier under the symbol “TRXA.”

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Penny Stock Regulations

The Commission has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (as defined under the Securities Act).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker- dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the “penny stock” rules, if applicable to the Company, may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Anti-Takeover Provisions

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Nevada Law

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the two-year period, unless:

The combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder, or

The combination is approved by the board of directors of the corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent (10%) or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent (10%) or more of the earning power or net income of the corporation

The business combination statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 30, 2021, with respect to the holdings of our common stock by: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors and 2021 fiscal year named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 7301 NW 4th Street Suite 102 Plantation Florida, 33317.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of June 30, 2021, upon the vesting of share awards and the exercise of option awards or warrants. These shares, however, are not counted in computing the percentage ownership of any other person.

On September 9, 2020, Frank Horkey Pres/CEO, Secretary CFO and sole director was issued 350,000 shares of the Company’s common stock pursuant to a certain Management Agreement dated January 1, 2015. Mr. Horkey has no options to purchase any stock.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2021 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Officers and Directors
Common Stock	Frank Horkey 7301 NW 4th St Suite 102 Plantation, Florida 33317	350,000 shares	2.2%

Common Stock	All directors and named executive officers as a group (1 person)	350,000 shares	2.2%
Beneficial Owners 5% or Greater
	Squadron Marketing LLC.	1,455,220 shares	9%
	2070 South Hibiscus Rd
	North Miami, FL 33181

	Lazarus Asset Management, LLC	1,455,220 shares	9%
	9540 NW 10th St
	Plantation, FL 33317

______________

(1)

Percentage of beneficial ownership of our common stock is based on 16,169,106 shares of common stock outstanding as of the date of the Company’s most recently filed annual report for the fiscal year ending June 30, 2021.

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LEGAL MATTERS

Unless otherwise indicated, Shawn R. Perez, Esq., will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

Fruci Associates II, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements at June 30, 2021 and 2020 as set forth in its report included in our annual report on Form 10-K for the year ended June 30, 2021, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Fruci Associates II, PLLC’s reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers and directors to the maximum extent permitted by Nevada law, and we have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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T-REX ACQUISITION CORP.

6,530,267 Shares of Common Stock

AUGUST__, 2022

PROSPECTUS

INFORMATION NOT REQUIRED TO BE INCLUDED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fess	$908.03
Printing expenses	$0.00
Accounting fees and expenses	$1,575.00
Legal fees and expenses	$15,000.00
Miscellaneous	$2,200.00
Total	$19,683.03

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Nevada. Chapter 78 of the Nevada Revised Statutes (the “NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The Registrant’s Articles of Incorporation and Bylaws provide that the Registrant may indemnify its officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS. The Registrant entered into agreements with its directors to provide contractual indemnification in addition to the indemnification provided in its Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

Furnish the information required by Item 701 of Regulation S-K (§229.701 of this chapter).

The Securities Purchase Agreements

On November 10, 2021, we entered into a Securities Purchase Agreement with certain of the selling stockholders pursuant to which we sold to such selling stockholders $560,875 in aggregate principal amount of our common stock and warrants to purchase shares of our common stock, exercisable at any time before the close of business on December 31, 2024. The warrants are comprised of 747,837 warrants with an exercise price of $1.50 per share.

On July 22, 2022, we entered into a Securities Purchase Agreement with one private investor who is not a Selling Stockholder (defined above) to whom we sold $100,000 in aggregate principal amount for 133,333 shares of our common stock and warrants to purchase 133,333 shares of our common stock, with an exercise price of $1.50 per share and exercisable at any time before the close of business on December 31, 2025. As of the date of this filing, the same private investor has committed to purchasing another $100,000 in aggregate principal amount for an additional 133,333 shares of our common stock and warrants to purchase 133,333 shares of our common stock, with an exercise price of $1.50 per share and exercisable at any time before the close of business on December 31, 2025.

We closed the transactions contemplated by the Securities Purchase Agreement. We issued the securities contemplated under the Securities Purchase Agreement in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits as required by Item 601 of Regulation S-K.

Exhibit No.	Description
3.1	Articles of Incorporation incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 filed on July 25, 2008
3.2	Bylaws, incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1 filed on July 25, 2008
3.3	Amended Articles of Incorporation as filed with the Nevada Secretary of State on August 8, 2022
4.1	Form of Securities Purchase Agreement
5.1	Opinion of Counsel regarding the Offering
10.1	Raptor Mining LLC Agreement with Ace Hosting
21.1	Subsidiaries of the Registrant
23.1	Consent of Attorney
23.2	Consent of Accountant
107	Filing Fees Table

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

(c) 6,530, 267 Shares of the Company’s Common Stock.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

T-REX Acquisition Corp. a Nevada corporation

August 26, 2022	By:	/s/ Frank Horkey
Frank Horkey
President, Director (Principal Executive Officer)

August 26, 2022	By:	/s/ Frank Horkey
Frank Horkey
Chief Financial Officer, Secretary Treasurer, Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

August 26, 2022	By:	/s/ Frank Horkey
Frank Horkey
President, Director (Principal Executive Officer)

August 26, 2022	By:	/s/ Frank Horkey
Frank Horkey
Chief Financial Officer, Secretary Treasurer, Director (Principal Financial and Accounting Officer)

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